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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                   MAY 8, 2003
                                (Date of Report)



                       MANUFACTURED HOME COMMUNITIES, INC.
             (Exact name of registrant as specified in its Charter)



                                     1-11718
                              (Commission File No.)



            MARYLAND                                     36-3857664
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS                  60606
  (Address of principal executive offices)                  (Zip Code)



                                 (312) 279-1400
              (Registrant's telephone number, including area code)


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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

          In late April of 2003, Manufactured Home Communities, Inc. ("MHC") engaged in preliminary discussions with the financial advisors of Chateau Communities, Inc. ("Chateau") regarding a potential transaction with Chateau. As a condition for proceeding further, Chateau required MHC to enter into a two-year standstill agreement limiting future options. MHC believed such limitations were not in the best interests of its shareholders. However, as a result of its interest in pursuing a transaction, MHC sent a letter dated May 1, 2003 to Chateau that is attached hereto as exhibit 99.1. The response sent by Chateau to the letter of May 1, 2003 is attached hereto as exhibit 99.2. The letter from Chateau reiterated the previous requirement regarding a standstill agreement.

          MHC remains interested in pursuing a potential transaction that would be in the best interests of its shareholders.

ITEM 7.   FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibits

     Exhibit 99.1   Letter from MHC to Chateau dated May 1, 2003
     Exhibit 99.2   Letter from Chateau to MHC dated May 5, 2003



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SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.








                                         MANUFACTURED HOME COMMUNITIES, INC.




                                         BY: /s/ John M. Zoeller
                                             -------------------
                                             John M. Zoeller
                                             Vice President, Treasurer and
                                             Chief Financial Officer

                                         BY: /s/ Mark Howell
                                             ---------------
                                             Mark Howell
                                             Principal Accounting Officer and
                                             Assistant Treasurer




DATE:  May 8, 2003
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